GUARANTY

         THIS GUARANTY is made and effective as of the 3rd day of October, 2003, by Delta Apparel, Inc., a Georgia corporation ("Guarantor"), to induce James F. Soffe, John D. Soffe and Anthony M. Cimaglia (collectively, the "Shareholders") to enter into that certain Amended and Restated Stock Purchase Agreement dated October 3, 2003 (the "Purchase Agreement") and to perform their respective obligations thereunder. All capitalized terms herein that are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         In consideration of the benefits to be derived by Guarantor pursuant to the Purchase Agreement and the consummation of the transactions contemplated thereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby irrevocably and unconditionally guarantees to the Shareholders (and each of them), and to their respective successors, assigns, heirs, and personal representatives, the payment, performance and observance in full when due and payable or otherwise required, whether at the stated or accelerated maturity thereof, of all sums required by the Purchase Agreement, the Promissory Note and the Buyer's Closing Certificate to be paid by MJS Acquisition Company, a North Carolina corporation (the "Buyer"), to the Shareholders and all other obligations and covenants of the Buyer to the Shareholders under the Purchase Agreement, the Promissory Note and the Buyer's Closing Certificate (collectively, the "Buyer Obligations"). Notwithstanding the foregoing or anything to the contrary set forth elsewhere in this Guaranty, this Guaranty shall not require Guarantor to make any payment that Buyer has not made under the Purchase Agreement, the Promissory Note, or the Buyer's Certificate to the extent that the Shareholders are prohibited from accepting such payment pursuant to the terms of the Subordination Agreement dated of even date herewith between the Buyer, the Shareholders, and Congress Financial Corporation (Southern), as Agent for certain Lenders, as amended, restated, supplemented, or otherwise modified from time to time.

         This is an absolute, unconditional, present and continuing guaranty of payment and performance, and not of collection, and the Guarantor hereby waives acceptance of this guaranty and, to the extent permissible under applicable law, all notices which may be required to be given to the Guarantor and/or the Buyer (or either of them), as the case may be. THE GUARANTOR HEREBY SPECIFICALLY WAIVES THE BENEFITS OF NORTH CAROLINA GENERAL STATUTES SECTIONS 26-7 THROUGH 26-9, INCLUSIVE. The obligation of the Guarantor hereunder is the liability of a surety and is in no way conditioned or contingent upon any attempt to collect from the Buyer, or upon any other condition or contingency, and shall arise immediately upon nonpayment, nonperformance or default of any of the Buyer
Obligations required under any of the Purchase Agreement, the Promissory Note and/or the Buyer's Closing Certificate at the time due and payable or required, without taking any prior action or proceeding of any kind to enforce the Purchase Agreement, the Promissory Note, or the Buyer's Closing Certificate or for the liquidation or foreclosure of any security given for, in respect of or in connection with the Purchase Agreement, the Promissory Note or the Buyer's Closing Certificate.

         This Guaranty shall continue in full force and effect until all obligations due to the Shareholders under the Purchase Agreement, the Promissory Note and the Buyer's Closing Certificate and hereunder shall have been paid and performed in full. This Guaranty shall be subject to all of the limitations and defenses available to the Buyer under the Purchase Agreement, the Promissory Note, the Buyer's Closing Certificate, and applicable law, and in no event shall Guarantor be liable hereunder for any payment or performance for which the Buyer would not be liable under the Purchase Agreement, the Promissory Note or the Buyer's Closing Certificate, except that this Guaranty shall be enforceable despite (i) any discharge of the Buyer in bankruptcy or other insolvency proceedings or the inability of the Shareholders in any such bankruptcy or other insolvency proceedings to collect all sums owed to them or to enforce all obligations in any such bankruptcy or other insolvency proceedings, or (ii) any adjustment of the debts, liabilities or obligations of the Buyer in insolvency proceedings or pursuant to some other compromise with creditors. Guarantor shall be entitled to the benefit of any defenses, claims, and counterclaims that would be available to Guarantor under the Purchase Agreement, the Promissory Note, the Buyer's Certificate, and applicable law if it were the original party under the Purchase Agreement, the Promissory Note and the Buyer's Closing Certificate in lieu of the Buyer. This Guaranty shall not be construed to impose upon Guarantor any obligations greater than, in addition to, or other than the Buyer Obligations. In no event shall the liability of Guarantor hereunder exceed the total amount for which the Buyer would be liable under the Purchase Agreement, the Promissory Note and the Buyer's Closing Certificate plus interest and reasonable attorneys' fees and expenses as provided herein.

         Any payment required to be made by the Guarantor hereunder which shall not be paid punctually when and as such payment shall become due and payable, shall bear interest hereunder from the date of the demand for the said payment until the obligations of the Guarantor with respect to the payment thereof are discharged (whether before or after judgment) at the pre-default rate set forth in the Promissory Note, plus two percent (2%) per annum, but in no event more than the maximum rate of interest then permitted by law. The Guarantor hereby agrees to pay such interest on any such overdue payment on demand by the Shareholders (or any of them) or any successor or assignee thereof, and such interest on any such overdue payment shall continue to accrue and shall be compounded monthly until the obligations of the Guarantor in respect of the payment thereof are discharged (whether before or after judgment).

         The Guarantor hereby ratifies all acts of the Buyer with respect to the transactions contemplated by the Purchase Agreement, the Promissory Note and the Buyer's Closing Certificate.

         This Guaranty shall bind the Guarantor and its successors and assigns and shall inure to the benefit of the Shareholders and their respective successors, assigns, heirs, and personal representatives. If any of the Buyer Obligations should be transferred or assigned (whether by operation of law or otherwise) by the Shareholders (or any of them) in a manner permitted by the Purchase Agreement, the Promissory Note or the Buyer's Closing Certificate (as applicable), the Shareholders (or any of them) shall have the right to assign the related part of this Guaranty to their respective transferees or assignees without consent of (but with notice to) the Guarantor, and this Guaranty will inure to the benefit of such transferees or assignees to the extent of such assignment, provided that the Shareholders (or any of them) shall continue to have the unimpaired right to enforce this Guaranty as to any of the Buyer Obligations not so transferred or assigned. Upon such a transfer or assignment, the transferee or assignee shall succeed to the respective Shareholder's rights hereunder, and references to a Shareholder shall mean such transferee or assignee wherever the context so requires.

         The Guarantor hereby consents that at any time and from time to time and with or without consideration, the Shareholders (or any of them) may, without notice to or consent of the Guarantor and without in any manner affecting, impairing, lessening and releasing the obligations of the Guarantor hereunder, renew (with the consent of the Buyer and/or the Guarantor, as the case may be, as a party to the Purchase Agreement, the Promissory Note, the Buyer's Certificate, or the other agreement or document, as applicable), modify (with the consent of the Buyer and/or the Guarantor, as the case may be, as a party to the Purchase Agreement, the Promissory Note, the Buyer's Certificate, or the other agreement or document, as applicable), release, surrender, realize upon, waive, extend (with the consent of the Buyer and/or the Guarantor, as the case may be, as a party to the Purchase Agreement, the Promissory Note, the

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

Buyer's Certificate, or the other agreement or document, as applicable), grant indulgences with respect to and otherwise deal with in any manner: (a) all or any part of the Buyer Obligations; (b) any note, security agreement, pledge agreement and any other document previously, simultaneously or hereafter executed and delivered by the Buyer and/or any other person singly or jointly with another person or persons evidencing, securing, guarantying or in connection with any of the Buyer Obligations including but not limited to the Purchase Agreement, the Promissory Note and the Buyer's Closing Certificate all as now existing or as hereafter amended; (c) all or any part of any property at any time securing all or any part of the Buyer Obligations; and (d) any person other than the Guarantor at any time primarily or secondarily liable for all or any part of the Buyer Obligations and/or any collateral and security therefor.

         The Guarantor agrees to reimburse and pay to the Shareholders on demand any and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) reasonably incurred by and on behalf of the Shareholders in connection with the collection or enforcement of any of the obligations of the Guarantor hereunder.

         The obligations of the Guarantor hereunder shall not be affected, impaired, released or lessened by the delay or failure of the Shareholders (or any of them) to exercise any of their respective rights and remedies against the Buyer or against any collateral or security for the Buyer Obligations and no such failure or delay in any instance shall constitute a waiver of any right and remedy of the Shareholders in such instance or in any other similar instance or with respect to any other matter.

         No waiver of any of the Shareholders' rights hereunder, and no modification or amendment of this Guaranty, shall be deemed to be made by the Shareholders unless the same shall be in writing, duly signed by each of the Shareholders.

         Each provision of this Guaranty is intended to be severable from each other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

         This Guaranty shall be deemed to be an agreement made under, and for all purposes shall be enforced, governed and controlled as to interpretation, validity and enforcement and in all other material respects in accordance with, the internal laws of the State of North Carolina (excluding therefrom any provisions that would result in the application of the laws of another jurisdiction). To the greatest extent permitted by law, (a) Guarantor and the Shareholders consent that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from this Guaranty and Guarantor's obligations hereunder shall be litigated only in courts located in Mecklenburg County in the State of North Carolina, and (b) each of Guarantor and each Shareholder: (1) consents and submits to the personal and subject matter jurisdiction of any state or federal court located within Mecklenburg County in the State of North Carolina; (2) agrees that both the federal and state courts in Mecklenburg County, North Carolina, are a convenient forum and agrees not to raise as a defense that such courts are not a convenient forum; (3) waives any right to transfer or change the venue of litigation brought against Guarantor or any Shareholder in any such forum; and (4) consents to service of process by registered or certified mail.

         Guarantor's complete and correct address for notices is set forth below its signature hereto.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]




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



         IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned Guarantor executes this Guaranty as of the date first above written.

                                     DELTA APPAREL, INC.


                                     By: /s/ Robert W. Humphreys
                                         --------------------------------
                                     Name:  Robert W. Humphreys
                                     Title: Presidenta and CEO


                                     Address for Notices:

                                     2750 Premiere Parkway
                                     Suite 100
                                     Duluth, GA 30097
                                     Attention: President










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